SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

  Date of Report April 27, 2004                  Commission File Number 1-6364

                          SOUTH JERSEY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

             New Jersey                                  22-1901645
      (State of incorporation)               (IRS employer identification no.)

                1 South Jersey Plaza, Folsom, New Jersey 08037
          (Address of principal executive offices, including zip code)

                                 (609) 561-9000
              (Registrant's telephone number, including area code)


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Item 12.  Disclosure of Results of Operations and Financial Condition

Recent Earnings

South Jersey Industries' (SJI) unaudited consolidated revenues, income from continuing operations before accounting changes and discontinued operations and net income for the first quarter of 2004 ending March 31, 2004, were $305.5 million, $24.5 million and $24.3 million, respectively. These results compared with the following respective unaudited amounts for the quarter ended March 31, 2003: $279.8 million, $22.8 million and $22.3 million. Customer growth, lower interest rates, and the start-up of operations at our thermal energy plant were the primary contributors to performance improvement.

                                  -Cover Page-

Item 9.  Regulation FD Disclosure

The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operations and Financial Condition."

On April 27, 2004, South Jersey Industries (SJI) issued a press release setting forth SJI's first quarter 2004 earnings. A copy of the press release is attached hereto as Exhibit 99 and hereby incorporated by reference.


Exhibit Index

(99) Press release, dated: April 27, 2004, issued by South Jersey Industries.

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Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be singed on its behalf by the undersigned thereunto duly authorized.



                                    SOUTH JERSEY INDUSTRIES



                                    By: /s/ David A. Kindlick
                                        ---------------------
                                        David A. Kindlick
                                        Vice President & Chief Financial Officer

Date:  April 27, 2004

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